Exhibit 10.4

RENEWAL OF

EMPLOYMENT AGREEMENT BETWEEN

CHARLES W. LUPPERT AND

SUSQUEHANNA BANCSHARES, INC.

As of Wednesday, January 16, 2002 employment of Charles W. Luppert is hereby deemed to be renewed for three (3) years under the terms and conditions per the employment agreement dated March 20, 2001, but effective as of February 28, 2001 as amended.

The base salary as per Section 4.1 will be $173,000 per year.

Attest:	SUSQUEHANNA BANCSHARES, INC.

/s/ Lisa M. Cavage	By: /s/ William J. Reuter
Secretary	President and Chief Executive Officer

(SEAL)

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